UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  November 1, 2010

Organic Alliance, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000−53545	20−0853334
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

401 Monterey Street, Suite 202
Salinas, CA 93901
(Address of principal executive offices)

(831) 240−0295
(Registrant’s telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 1, 2010, we entered into purchase and sale agreement (the “Factoring Agreement”) with Liquid Capital Exchange, Inc. (“Liquid Capital”) pursuant to which Liquid Capital may purchase our accounts receivable, advancing us up to 80% of the face amount of the accounts purchased less applicable discount fees and any reserves.  The maximum face amount of purchased accounts sold to Liquid Capital and outstanding at any time shall not exceed $1,800,000.  Pursuant to the Factoring Agreement, Liquid Capital has recourse against our assets which serve as collateral for any non-payment.  The Factoring Agreement may be terminated at any time by either party upon 30 days notice.

On November 16, 2010, we entered into a loan agreement with Theorem Capital, LLC (“Theorem”), whereby Theorem agreed to lend us $500,000 (the “Loan”), in order to pay certain of our accounts payable to suppliers and to fund our short-term working capital needs.  On January 18, 2011, Theorem assigned its rights under the loan agreement to Thread Master GP LLC (the “Lender”).  The closing for the Loan took place on February 3, 2011.  The Loan is evidenced by a promissory note bearing interest at the rate of 15% per annum, and payable in 12 equal monthly installments commencing July 30, 2011.  The loan agreement contains negative covenants including, without limitation, restrictions on our ability to incur indebtedness, grant liens, merge or consolidate with any other business, change the nature of our business, declare or pay dividends and make other restricted payments, enter into any material transactions with or pay or repay any indebtedness to our officers and directors and affiliates, or amend our articles of incorporation or bylaws.  The loan agreement considers a failure to recognize a minimum of $1,000,000 in revenue by sixty days following closing as an event of default.  We used approximately $393,000 of the Loan proceeds to pay certain of our growers and other vendors, with the balance being used to fund our short-term working capital requirements.   In consideration for providing the Loan, we issued to the Lender (a) a three year warrant to purchase a total of 9,047,085 shares of our common stock, exercisable at $0.01 per share (without adjustment for any reverse stock split) at any time during the three years from the date of the warrant, and (b) a warrant to purchase a total of 9,047,085 shares of our common stock exercisable at the price at which we issue shares of our common stock or preferred stock in a financing of $1,000,000 or more on or before June 30, 2011(or $.01 per share (post-split) if no such financing occurs).  If an event of default of the Loan Agreement occurs, the exercise price of the five-year warrant shall automatically decrease to, and thereafter remain at, $0.01 per share.  Both warrants contain demand and piggyback registration rights and a cashless exercise feature.  The warrants were issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

On February 18, 2011, we entered into common stock purchase agreements with each of Parker Booth, a director of the company and our Chief Executive Officer and Chief Financial Officer, and Michael Rosenthal, a director of our company.   Mr. Booth purchased 3,858,574 shares of our common stock for a purchase price of $231,514.44.  As full payment of the purchase price, the debt evidenced by our promissory note in the principal amount of $228,794 held by Mr. Booth was cancelled.  Mr. Rosenthal purchased 964,643 shares of our common stock for a purchase price of $57,878.58.  As full payment of the purchase price, the debt evidenced by our promissory note in the principal amount of $55,902 held by Mr. Rosenthal was cancelled.  The shares were issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

On March 11, 2011, we entered into an amendment to the August, 2010 consulting agreement with Summit Trading Limited.  The consulting agreement, as amended by the amendment, provides that we issue to Summit that number of shares of our common stock representing 25% of our total issued and outstanding common stock determined on August 1, 2011, 695,930 (post-split) of which are to be issued promptly after the execution of the amendment, and the balance of which are to be issued promptly after the total number of shares to be issued to Summit becomes determinable.  No consideration had been issued to Summit under the original consulting agreement.  The shares issued pursuant to the amended and restated agreement will be issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

The foregoing descriptions of the agreements are general descriptions only, do not purport to be complete, and are qualified in their entirety by reference to the terms of such agreements, each of which are attached hereto as Exhibits and which are incorporated herein by this reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 above is incorporated by reference herein.

On September 14, 2010, we issued a note in the principal amount of $50,380 to a lender who had purchased that amount of our trade debt from one of our vendors.   The note bears interest at the rate of 20% per annum, is due and payable on September 13, 2012, and is convertible into shares of our common stock at a price equal to 45% of the average of the five lowest intraday prices for our common stock during the 20 trading days prior to such conversion.   In addition, we placed 5,000,000 (pre-split) shares of our common stock in escrow to secure our conversion obligations under the note.  On September 23, 2010, the lender converted $7,500 of the note into 1,515,152 (pre-split) shares of our common stock.  The shares of common stock issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

The information in Items 1.01 and 2.03 above is incorporated by reference herein.

In September, 2010, we issued a three-year warrant to purchase 1,497,000 (pre-split) shares of our common stock, exercisable at $0.001 (pre-split) per share to a service provider for services to be rendered (the “September Warrant”).  In March, 2011, we issued an additional three-year warrant to purchase 1,497,000 (pre-split) shares of our common stock, exercisable at $0.001 (pre-split) per share to the service provider for services to be rendered (the “March Warrant”).  The March Warrant provides that, on August 1, 2011, the number of shares underlying the March Warrant shall automatically adjust so that the total number of shares issuable upon exercise equals 4.99% of the issued and outstanding shares of our common stock, on a fully-diluted basis (excluding the September Warrant and the March Warrant), as of such date, less the number of shares originally underlying the September Warrant and less any shares issued pursuant to the exercise of the March Warrant prior to such adjustment.  The warrants were issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

In February, 2011, we issued a five-year warrant to purchase 460,821 (post-split) shares of our common stock to a service provider for services rendered and to be rendered.  The warrant is exercisable at $0.01 (post-split) per share, and contains a cashless exercise feature.  The warrant was issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

On February 24, 2011, as bonuses for services rendered, we issued 440,677 (post-split) shares of our common stock to our CEO, Parker Booth, 382,944 (post-split) shares of our common stock to Mike Rosenthal, a director of our company, and 382,944 (post-split) shares of our common stock to our Director of Global Supply Chain Development, Chris White.  The shares were issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 10, 2011, we filed a Certificate of Change with the State of Nevada effecting a 1-for-20 reverse split pursuant to which (a) every twenty shares of our common stock were combined and converted into one share of our common stock (with all fractional shares resulting therefrom being rounded up to the next whole share), and (b) the total number of shares of our authorized common stock was reduced from 2 billion shares to 100 million shares.  Our authorized shares of preferred stock were unaffected by the change.  The effective date of the reverse split was February 14, 2011.  A copy of the Certificate of Change is attached hereto as Exhibit 3.1.

ITEM 8.01.  OTHER EVENTS

During April 2010, we were served with a lawsuit by Full Circle Sales, Inc. seeking approximately $257,000 in amounts past due plus attorney fees and interest.  The suit was filed in the United States District Count for the Northern District of California, case number CV10-01615.  Full Circle Sales, Inc. is a produce supplier of our company.  The case was dismissed with prejudice on February 7, 2011.

In December, 2010, we were sued by Reliable Produce Sourcing, LLC in the United States District Court, Northern District of California (Case No. 5:10-cv-05608-LHK), for failure to pay certain amounts invoiced to us.   In February, 2011, we entered into a settlement and mutual general release agreement with Reliable pursuant to which the suit was dismissed and the claims were settled in exchange for sums already paid to Reliable and our agreement to remit an additional $7,406.10 to Reliable on or before March 28, 2011.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

3.1	Certificate of Change filed with the Secretary of State of Nevada on February 10, 2011.

10.1	Purchase and Sale Agreement, executed November 1, 1010, by and between Organic Alliance, Inc. and Liquid Capital Exchange, Inc.

10.2	Loan Agreement, dated as of November 16, 2010, by and between Organic Alliance, Inc. and Theorem Capital, LLC.

10.3	Note, dated as of February 3, 2011 by and between Organic Alliance, Inc. and Thread Master GP LLC.

10.4	Common Stock Purchase Warrant, dated as of January 31, 2011, by Organic Alliance, Inc. for the benefit of Thread Master GP LLC.

10.5	Common Stock Purchase Warrant, dated as of January 31, 2011, by Organic Alliance, Inc. for the benefit of Thread Master GP LLC.

10.6	Purchase Agreement, dated as of February 24, 2011, by and between Organic Alliance, Inc. and Parker Booth.

10.7	Purchase Agreement, dated as of February 24, 2011, by and between Organic Alliance, Inc. and Michael Rosenthal.

10.8	Letter Agreement, dated as of March 11, 2011, by and between Organic Alliance, Inc. and Summit Trading Limited.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2011	Organic Alliance, Inc.

By: /s/Parker Booth
Parker Booth, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Change filed with the Secretary of State of Nevada on February 10, 2011.

10.1	Purchase and Sale Agreement, executed November 1, 1010, by and between Organic Alliance, Inc. and Liquid Capital Exchange, Inc.

10.2	Loan Agreement, dated as of November 16, 2010, by and between Organic Alliance, Inc. and Theorem Capital, LLC.

10.3	Note, dated as of February 3, 2011 by and between Organic Alliance, Inc. and Thread Master GP LLC.

10.4	Common Stock Purchase Warrant, dated as of January 31, 2011, by Organic Alliance, Inc. for the benefit of Thread Master GP LLC.

10.5	Common Stock Purchase Warrant, dated as of January 31, 2011, by Organic Alliance, Inc. for the benefit of Thread Master GP LLC.

10.6	Purchase Agreement, dated as of February 24, 2011, by and between Organic Alliance, Inc. and Parker Booth.

10.7	Purchase Agreement, dated as of February 24, 2011, by and between Organic Alliance, Inc. and Michael Rosenthal.

10.8	Letter Agreement, dated as of March 11, 2011, by and between Organic Alliance, Inc. and Summit Trading Limited.